Schedule 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant

[X]

Filed by a party other than the registrant

[   ]

Check the appropriate box:

[    ]

Preliminary Proxy Statement

[    ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X]

Definitive Proxy Statement

[    ]

Definitive Additional Materials

[    ]

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DEVRY INC.

(Name of Registrant as specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X]

No fee required

[    ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11:

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[    ]

Fee paid previously with preliminary materials

[    ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

September 27, 2002

Dear Stockholder:

      On behalf of the Board of Directors of DeVry Inc., it is my pleasure to invite you to attend your Company’s Annual Meeting of Stockholders at 10:30 a.m., Tuesday, November 12, 2002, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois.

      We will begin with a discussion of the items listed in the enclosed proxy statement, followed by a report on the growth of DeVry during the last fiscal year. DeVry’s performance is also discussed in the enclosed 2002 Annual Report to stockholders, which we think you will find to be interesting reading.

      We look forward to seeing you at the meeting.

      Thank you.

Sincerely, Dennis J. Keller Chairman of the Board

DeVRY INC.
One Tower Lane, Suite 1000
Oakbrook Terrace, Illinois 60181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 12, 2002

      You are cordially invited to attend the Annual Meeting of Stockholders of DeVry Inc. at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois on Tuesday, November 12, 2002, at 10:30 a.m. Central Standard Time, for the following purposes:

      (1) To elect three Directors to serve as Class II Directors to serve until the 2005 Annual Meeting of Stockholders;

      (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the current fiscal year; and

      (3) To consider such other business as may properly come before the meeting or any adjournment thereof.

      You will find enclosed with this Notice a proxy card and a Proxy Statement for the meeting and a copy of the DeVry Inc. Annual Report for 2002.

      The Board of Directors has fixed a record date of September 13, 2002. Only stockholders of record on that date are entitled to notice of, and to vote at, the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to assure representation at the meeting, you are encouraged to vote by proxy by following the instructions on the enclosed proxy card. Postage is not required for mailing in the United States. Upon request, the Company will reimburse stockholders for the cost of mailing proxy cards from outside the United States. You may attend the meeting and vote in person even if you have returned a proxy.

By Order of the Board of Directors, MARILYNN J. CASON Secretary
September 27, 2002

DeVRY INC.
One Tower Lane, Suite 1000
Oakbrook Terrace, Illinois 60181

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 12, 2002

      The Board of Directors of DeVry Inc. (the “Company”) is sending you this Proxy Statement and the accompanying proxy card to solicit your proxy to vote your shares at the Company’s Annual Meeting of Stockholders to be held on November 12, 2002, and any adjournment thereof. The solicitation of proxies gives every stockholder an opportunity to vote because your shares can be voted only if you are present or represented by proxy at the meeting.

      When you have returned your proxy, the Proxy Committee (and each of them, with full powers of substitution) will vote your shares as you direct. Please follow the instructions on the enclosed card. You may submit your proxy by mail or telephone or by the Internet. If you return your proxy to us without choices for each proposal, the Proxy Committee will vote your shares on the unmarked proposals as recommended by the Company’s Board of Directors. Abstentions, directions to withhold authority and broker non-votes (where a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the meeting for purposes of a quorum but will not be counted in determining the total number of votes cast. A proxy may be revoked at any time before the proxy is voted at the meeting by: (1) notifying the Company in writing that the proxy has been revoked; (2) executing a later-dated proxy; or (3) voting in person at the meeting. The election of Directors and the ratification of the appointment of the independent public accountants will each require the affirmative vote of a majority of the shares of Common Stock of the Company participating in the voting.

      If you are a Company employee who is a participant in the DeVry Inc. Employee Stock Purchase Plan and/or the Profit Sharing Retirement Plan’s DeVry Stock Fund, your signed proxy card will serve as direction to the Custodian of the Stock Purchase Plan or the Trustee of the Stock Fund to vote your shares for your account as you have directed. If you submit a proxy without indicating your voting preference, the Custodian or Trustee will vote your shares in the same proportion as shares for which they have received instructions.

      The Company will bear the expense of soliciting proxies. The solicitation initially will be made by mail but also may be made by Company employees by telephone, electronic means or personal contact.

      The Company will reimburse all stockholders for the expense of sending proxies and proxy material to beneficial owners, including expenditures for foreign mailings.

      As of September 13, 2002, the Company had 69,926,728 shares of Common Stock ($0.01 par value) outstanding. Stockholders are entitled to one vote per share owned on the record date.

      This Proxy Statement and accompanying proxy card are first being sent to stockholders on or about October 4, 2002.

ELECTION OF DIRECTORS

      The Company’s Certificate of Incorporation provides for a Board of Directors of not less than three nor more than twelve Directors, as determined by resolution of the Board, that is divided into three classes serving staggered three-year terms. The members of Class II, whose terms of office expire in 2002, are David S. Brown, Dennis J. Keller, Robert E. King and Frederick A. Krehbiel. Mr. King has advised the Board of his intention to retire from the Board and is therefore not standing for re-election. The Board has voted to reduce the number of Directors from 12 to 11, effective as of November 12, 2002, and has nominated Messrs. Brown, Keller and Krehbiel to stand for election as Class II Directors at the 2002 meeting to hold office until 2005 or until their respective successors are elected and qualified.

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      It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of the persons listed below as Class II Directors for a three-year term unless otherwise specified in such proxy. A proxy cannot be voted for more than three persons. In the event that any one or more of such nominees becomes unable to serve as a Director, the Proxy Committee will vote for the substitute nominee that the Board designates. The Board has no reason to believe that any nominee will become unavailable for election.

      The nominees for election as Directors are listed below, along with brief statements of their current principal occupations, business experience and other information, including directorships in other public companies.

      The Board of Directors recommends a vote FOR the nominees listed below.

NOMINEES

CLASS II — TERM EXPIRES 2005

David S. Brown, age 61

      Mr. Brown has been a Director of the Company since 1987 and was a founding stockholder and director of Keller Graduate School of Management (“KGSM”). Mr. Brown, a practicing attorney, was a partner in the Chicago law firm of McBride and Baker from 1972 to 1979 and served as General Counsel of the U.S. Office of Minority Business Enterprise from 1971 to 1972. From 1980 to 1996, Mr. Brown was employed by United Laboratories, Inc., a manufacturer and seller of specialty chemicals, most recently as Executive Vice President, Chief Financial Officer and General Counsel.

Dennis J. Keller, age 61

      Mr. Keller has been Chairman of the Board and Chief Executive Officer of the Company since 1987. Mr. Keller co-founded KGSM and was from 1973 to August 1987 its Chairman of the Board and Chief Executive Officer. He is also a director of NICOR, Inc.

Frederick A. Krehbiel, age 61

      Mr. Krehbiel has been a Director of the Company since 1996. Employed since 1965 by Molex Incorporated, an electronic component manufacturer, he served as CEO from 1988 to 1999 and as Chairman from 1993 to 1999. Since July 2001, Mr. Krehbiel has served as Co-Chairman. Mr. Krehbiel is also a director of Tellabs, Inc., Northern Trust Corp. and W.W. Grainger, Inc.

INCUMBENT DIRECTORS

CLASS III — TERM EXPIRES 2003

Charles A. Bowsher, age 71

      Mr. Bowsher has been a Director of the Company since February 1997. In 1996 Mr. Bowsher completed a 15-year term as Comptroller General of the United States and head of the General Accounting Office. Prior to that he was affiliated with Arthur Andersen and Co. for 25 years, except for a four-year period when he served as Assistant Secretary of the Navy for Financial Management. Mr. Bowsher is also a director of American Express Bank and Washington Mutual Investors Fund.

Robert C. McCormack, age 63

      Mr. McCormack has been a Director of the Company since 1995. He is a founding partner of Trident Capital, Inc., a private equity firm established in 1993 to invest in information and business service companies. From 1990 to 1993 Mr. McCormack was the Assistant Secretary and Comptroller of the Navy, prior to which time he served for 2½ years in various positions on the staff of the Secretary of Defense. Mr. McCormack spent

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20 years in investment banking with Dillon, Read & Co. Inc. and Morgan Stanley & Co. Incorporated before his government service. He is also a director of Illinois Tool Works, Inc., Westvaco Corporation and Northern Trust Corp.

Julie A. McGee, age 62

      Ms. McGee has been a Director of the Company since 1994. In 2001, Ms. McGee was Executive Vice President of Scholastic Inc., an educational publisher, before joining McGraw Hill Education, where she is President, Basal and Test Publishing. From 1991 to November 2000 she was President of McDougal, Littell & Co. and, upon its acquisition by Houghton Mifflin in 1994, she also became Executive Vice President, Houghton Mifflin, a publishing company. Ms. McGee began her career at McDougal Littell in 1988 as an editorial director. From 1986 to 1988 she held management positions at Ligature, Inc., prior to which she was for three years Director of Marketing and Software Development for a division of Tandy Corporation.

Ronald L. Taylor, age 59

      Mr. Taylor has been a Director, President and Chief Operating Officer of the Company since 1987. In 1973 Mr. Taylor co-founded KGSM and was from 1973 to 1981 its Chief Operating Officer, and from 1981 to 1987 its President and Chief Operating Officer.

CLASS I — TERM EXPIRES 2004

Ewen M. Akin, age 72

      Dr. Akin has been a Director of the Company since February 1997. He was President of Kennedy-King College in Chicago from 1976 to 1986 and President of Malcolm X College in Chicago from 1973 to 1976. From 1970 to 1973 Dr. Akin was Vice President for Academic Affairs at Kennedy-King College in Chicago, prior to which time he was a member of the physics faculty there.

Thurston E. Manning, age 76

      Dr. Manning has been a Director of the Company since 1990. He was President of the Council on Post-secondary Accreditation from 1987 until July 1991, prior to which time he was for 12 years Executive Director of the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools. Since 1991, Dr. Manning has been a self-employed consultant.

Hugo J. Melvoin, age 73

      Mr. Melvoin has been a Director of the Company since 1987. He was a founding stockholder and director of KGSM. A practicing attorney from 1953 to 1999, Mr. Melvoin was a partner in the Chicago law firm of Mayer, Brown & Platt from 1960 to 1981. He retired in 1999 from the law firm of Hugo Melvoin, P.C.

Harold T. Shapiro, age 67

      Dr. Shapiro is President Emeritus of Princeton University and a professor of economics in its Woodrow Wilson School of Public and International Affairs. He was the president and a professor of economics and public affairs there from 1988 until his retirement in June 2001. Dr. Shapiro joined the faculty of the University of Michigan in 1964 and was that university’s president from 1980 to 1988. He is also a director of the Dow Chemical Company and Hospital Corporation of America.

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BOARD OF DIRECTORS AND COMMITTEE MEETINGS

      There were four regular meetings of the Board of Directors during fiscal 2002. During that year all incumbent Directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served. The Board has standing nominating, audit, compensation, finance and academic committees.

      Messrs. Keller (Chair), Taylor, King, McCormack, Shapiro and Brown serve as members of the Company’s Nominating Committee, which met once during fiscal 2002. The Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies on the Board. The Nominating Committee will accept and consider nominations of Directors from stockholders. Such nominations should be sent to the Corporate Secretary, specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating Committee.

      Messrs. Bowsher (Chair), Akin and Brown and Ms. McGee serve as members of the Audit Committee of the Board of Directors of the Company. The Board of Directors has, in its business judgment, determined that all of the members of the Audit Committee are “independent” as required by the applicable listing standards of the New York Stock Exchange (NYSE). Among the principal duties of the Audit Committee, which met 7 times during fiscal 2002, are recommending the appointment of the Company’s independent public accountants, subject to ratification by the stockholders; review of the scope, approach and results of the annual audits; review of annual and quarterly financial statements; and review of the representations of management and the findings and suggestions of the independent public accountants regarding internal control, financial policies and procedures and management’s response thereto. Additional detail about the Committee’s activities may be found in the Audit Committee Report, which appears on page 13 of this Proxy Statement.

      Dr. Manning (Chair) and Messrs. King, Krehbiel and Melvoin serve as members of the Compensation Committee, which held 3 meetings in fiscal 2002. The role of the Compensation Committee is to establish and oversee the policies that govern Company compensation and benefit practices and includes review of the salaries of the senior officers of the Company each year and approval of management incentive awards and stock option grants. The report of the Compensation Committee on Executive Compensation appears on pages 9 to 11 of this Proxy Statement.

      Drs. Akin and Shapiro and Mr. Brown serve as members of the Company’s Academic Committee, which was established to assure that the academic perspective is heard, represented and incorporated into all of the Company’s activities and operations. The Committee held its first meeting in August 2002.

      Messrs. McCormack (Chair), Keller, Taylor, King and Brown serve as members of the Company’s Finance Committee, which met once during fiscal 2002. The Committee’s principal duties include review and recommendation with respect to the Company’s financing policies, including cash flow, capital structure and dividend policy.

      Directors are each paid a retainer of $20,000 per annum plus $1,250 for each Board of Directors meeting attended. Non-employee committee members are also paid $500 per committee meeting attended. In addition, the Chairman of the Audit Committee receives an annual retainer of $4,000 for such services. Also, Directors are eligible to receive options under the Company’s 1994 and 1999 Stock Incentive Plans and are currently granted options for 5,250 shares upon election or re-election to the Board. These options vest in 3 annual installments beginning 1 year from the date of election. Directors are reimbursed for any expenditures attendant to Board membership.

      Under the DeVry Inc. Board of Directors’ Deferred Compensation Plan a Director may elect to defer all or a portion of such compensation. Any amount so deferred is, at the Director’s election, valued as if invested in the Company’s Common Stock and/or the average yield on corporate bonds as determined by Mergent Bond Record, and is payable in cash in installments or as a lump-sum on or after termination of services as a Director.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), requires that the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. During the fiscal year ended June 30, 2002, all such persons filed on a timely basis all reports required by Section 10(a) of the Exchange Act, with the following exceptions: Directors David Brown and Robert E. King (1 report on Form 4 each); Director Dennis J. Keller (5 reports on Form 4 respecting transactions by his wife); corporate officers Jerry Dill, Rose Marie Dishman, Timothy Joyce, James Kho and Fred Weber (initial reports on Form 3); corporate officer Galen Graham (initial report on Form 3 and 2 reports on Form 4); and Gerald Murphy (one report on Form 4). Each was inadvertently late in filing these reports.

STOCK OWNERSHIP

      The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than 5% of the Common Stock, (2) each Director of the Company, (3) each nominee for election as Director, (4) each named executive officer and (5) all Directors and officers of the Company as a group, in each case as of June 30, 2002, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. All share amounts referred to in this Proxy Statement have been adjusted to reflect the two-for-one stock splits on June 21, 1995, December 18, 1996 and June 19, 1998.

Amount and Nature of Beneficial Ownership

Name	Common Shares Beneficially Owned Excluding Options		Stock Options Exercisable within 60 days of Record Date	Total Common Stock Beneficially Owned	Percentage Ownership

Dennis J. Keller	9,025,676	(1)	317,700	9,343,376	13.4%
Ronald L. Taylor	2,010,561	(2)	189,424	2,199,985	3.1
Ewen M. Akin	40		9,374	9,414	*
Charles A. Bowsher	0		12,374	12,374	*
David S. Brown	78,500		40,500	119,000	*
Robert E. King	135,440	(3)	3,500	138,940	*
Frederick A. Krehbiel	14,100		17,750	31,850	*
Thurston E. Manning	4,000		41,750	45,750	*
Robert C. McCormack	832,544	(4)	21,500	854,044	1.2
Julie A. McGee	2,500		36,750	39,250	*
Hugo J. Melvoin	64,808	(5)	41,750	106,558	*
Harold T. Shapiro	250		1,750	2,000	*
Bruno R. LaCaria	257	(6)	6,300	6,557	*
Michael J. LaForte, Jr.	222	(6)	15,840	16,062	*
O. John Skubiak	156,950	(7)	128,168	285,118	*
American Express Financial Advisors	3,810,000	(8)	—	3,810,000	5.4
Baron Capital, Inc.	4,765,000	(9)	—	4,765,000	6.8
All Directors and Officers as a Group (40 persons)	12,495,935	(6,10)	952,390	13,448,325	17.8

*	Represents less than 1% of the outstanding Common Stock.

**	Disclaims Beneficial Ownership

(1)	Includes 9,162 shares owned by Mr. Keller’s wife.**

(2)	Includes 3,800 shares owned by Mr. Taylor’s children.**
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(3)

Includes 3,340 shares owned by Mr. King’s wife and the following shares held by trusts for which Robert E. King is trustee: 38,400 shares of Common Stock held by LaSalle Trust No. 03-630780-9 for Robert E. King Jr.; 38,400 shares of Common Stock held by LaSalle Trust No. 03-630780-1 for Heather Oakes King; and 38,400 shares of Common Stock held by LaSalle Trust No. 03-630770-0 for Margaret E. King. The trusts and their respective beneficiaries mentioned in this footnote acquired the shares upon the dissolution of Keltin Partnership.**

(4)

Includes 24,896 shares held by Northern Trust Company and Robert C. McCormack Trust UA DTD 10-6-67; 760,000 shares contributed to McCormack DV Management Limited Partnership by Mr. McCormack and 762 shares contributed by his wife and 39,238 shares held by his wife.**

(5)	Includes 8,308 shared owned by the Melvoin Foundation and 6,500 shares owned by Mr. Melvoin’s wife.**

(6)	Includes shares held in the DeVry Inc. Profit Sharing Retirement Plan, as follows: Mr. LaCaria — 257 shares; Mr. LaForte — 222 shares, and all officers as a group — 30,242 shares.

(7)	Includes 13,344 shares held in an IRA at Northern Trust Brokerage, 23,200 shares held in an IRA at Northern Trust Brokerage for Mr. Skubiak’s wife.**

(8)	American Express Financial Advisors, whose address is 50765 AXP Financial Center, Minneapolis, MN, 55474, as of June 30, 2002 had shared voting power and sole investment power as to 3,810,000 shares.

(9)	Baron Capital, Inc. whose address is 450 Park Avenue, New York, New York 10022, as of June 30, 2002 had shared voting and investment power as to 4,765,000 shares.

(10)	Includes shares held in the DeVry Employee Stock Purchase Plan, as follows: all officers as a group — 4,881 shares.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

					Long Term Compensation

		Annual Compensation			Awards		Payouts

Name and Principal Position	Year	Salary($)(1)	Bonus($)(1)(2)	Other Annual Compensation($)(3)	Restricted Stock Award(s)	Securities Underlying Options/ SARs(#)(4)	LTIP Payouts	All Other Compensation($)(5)

Dennis J. Keller,	2002	513,243	697,296	6,005		46,500		37,175
Chairman and Chief	2001	412,966	785,586	1,369		40,500		59,769
Executive Officer	2000	397,083	688,939	6,121		35,500		28,117
Ronald L. Taylor,	2002	513,243	697,296	15,265		46,500		47,266
President and Chief	2001	412,966	785,586	6,742		40,500		65,722
Operating Officer	2000	397,083	688,939	10,313		35,500		21,945
O. John Skubiak,	2002	219,150	250,000	2,359		26,000		16,146
Executive Vice President	2001	201,138	230,000	2,699		28,000		17,041
	2000	183,750	180,000	2,536		18,000		12,612
Michael J. LaForte,(6)	2002	210,669	160,000	4,560		20,000		13,679
Senior Vice President	2001	197,743	180,000	4,456		20,000		16,584
	2000	182,000	150,000	7,145		10,000		6,748
Bruno C. LaCaria,	2002	218,260	60,000	3,237		6,000		6,553
Vice President and Chief	2001	207,866	60,000	2,792		4,000		7,576
Information Officer	2000	196,100	50,000	2,646		2,500		6,560

(1)

Amounts shown include cash compensation earned by the named executive officers during the year covered, including amounts deferred at the election of those officers. Each of the named executive officers, except Mr. Skubiak, elected to defer a portion of his salary and bonus for fiscal years 2002 and 2003. For a description of the DeVry Inc. Deferred Compensation Plan, under which all of the above deferrals were effected, see “Compensation Committee Report on Executive Compensation” on page 9.

(2)	Amount includes bonuses earned in fiscal year 2002 and paid in fiscal year 2003.

(3)

During the covered fiscal years no named executive officer received any other annual compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for him in the two preceding columns.

(4)	Options to acquire shares of Common Stock.

(5)

These amounts represent the Company’s contributions to its Profit Sharing Retirement Plan, additional matching contributions to the Deferred Compensation Plan and the dollar value of insurance premiums paid by the Company with respect to term life insurance and supplemental health insurance for the benefit of the named executive officers. Under its group life insurance plan the Company provides life insurance to all employees in the amount of their annual salary up to $500,000. The following premiums were paid: Mr. Keller, $10,211; Mr. Taylor, $20,302; Mr. Skubiak, $8,938; Mr. LaForte, $6,307 and Mr. LaCaria, $1,087.

(6)	Mr. LaForte retired from the Company on September 16, 2002.

      Employment Agreements. The Company has entered into employment agreements having substantially identical terms with Dennis J. Keller and Ronald L. Taylor (each an “Executive”). Each agreement provides for an initial base salary, annual salary increases and annual bonuses for an initial term of employment ending on June 30, 1993, which thereafter continues until either the Executive or the Company provides the other with at least 150 days’ notice. Each employment agreement provides that it may be terminated by the Company upon (1) the death of the Executive, (2) the physical or mental disability of the Executive which prevents him from performing his duties for a continuous period of 180 days or (3) for cause (as defined in the employment agreement). The Executive may terminate the agreement if (1) he is not accorded the authority, duties,

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obligations and prerogatives set forth in the agreement; (2) such authority, duties, obligations or prerogatives are materially or substantially reduced; (3) he is not paid or reimbursed amounts due him under the agreement; or (4) the Company fails to observe its obligations under the agreement. In the event the Company terminates the agreement or fails to continue or renew the agreement or the Executive terminates the agreement for any reason stated in the preceding sentence, the Executive is entitled to severance payments.

      The following table provides information about options granted to the named executive officers during fiscal 2002 under the Company’s 1994 Stock Incentive Plan and 1999 Stock Incentive Plan. Under these plans, the Plan Committee determines the Directors or key employees eligible to participate and the number of shares to be granted (subject to Compensation Committee approval of employee grants of non-qualified and/or incentive stock options) and the prices at which and periods during which such options may be exercised (typically 5-year vesting for employees and 3-year vesting for Directors, with a 10-year exercise period). In no case may the exercise price be less than 100% of fair market value on the date of grant or, in the case of incentive stock options, the period of exercise be longer than 10 years from the date of grant. The plans do not limit the number of options that may be granted to any participant or the number of individuals who may participate, and additional options may be granted to previous recipients of options.

Option/SAR Grants in Last Fiscal Year

	Number of Securities Underlying Options/SARs	Individual Grants % of Total Options/SARs Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Dennis J. Keller	46,000	11.8%	35.10	8/24/11	1,015,413	2,573,256
Dennis J. Keller	500.11%		35.22	7/1/11	11,074	28,065
Ronald L. Taylor	46,000	11.8%	35.10	8/24/11	1,015,413	2,573,256
Ronald L. Taylor	500.11%		35.22	7/1/11	11,074	28,065
O. John Skubiak	26,000	6.6%	35.10	8/24/11	573,929	1,454,449
Michael J. LaForte, Jr.	20,000	5.1%	35.10	8/24/11	441,484	1,118,807
Bruno R. LaCaria	6,000	1.5%	35.10	8/24/11	132,445	335,642

      The following table provides information about options exercised by the named executive officers during fiscal 2002 and the number and value of options held at the end of fiscal 2002, many of which are not yet exercisable. The Company does not have any stock appreciation rights outstanding.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1) Exercisable/ Unexercisable

Dennis J. Keller	16,000	444,830	276,875/121,750	3,653,147/124,062
Ronald L. Taylor	—	—	148,599/121,750	1,202,491/124,062
O. John Skubiak	—	—	105,851/70,234	1,230,904/61,075
Michael J. LaForte, Jr.	4,600	56,315	4,030/44,820	57/17,542
Bruno R. LaCaria	—	—	3,300/11,700	6,162/5,459

(1)	Represents the difference between the closing price of the Common Stock on the New York Stock Exchange on June 28, 2002, and the exercise price of the option.

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      Profit Sharing Retirement Plan. Employees of the Company and its subsidiaries who have 30 days or more of service with the Company participate in the 401(k) component of the DeVry Inc. Profit Sharing Retirement Plan (the “Profit Sharing Retirement Plan”), which as of June 30, 2002, covered 3,270 of the Company’s employees, including 399 former employees. Under the Profit Sharing Retirement Plan, employees share in the success and profitability of the Company through a combination of Company matching and discretionary contributions to its eligible employees. Regular full-time employees and regular part-time employees who complete 1,000 hours of service during a Profit Sharing Retirement Plan Year (July 1–June 30) are automatically enrolled in the Profit Sharing Retirement Plan following their completion of one year of service to the Company. Eligible employees may choose to open a 401(k) account and contribute from 1% to 15% of their annual eligible compensation. To those employees contributing 1% to a 401(k) account, the Company makes a matching contribution of 1% of their total annual eligible compensation (including salary, overtime pay and bonuses); to those employees contributing 2% or more, the Company makes a matching contribution of 2% of their total annual eligible compensation. Allocations of the Company’s discretionary profit sharing contribution under a formula based on salary and seniority are made to eligible employees who have completed one year of service as of the last day of any Profit Sharing Retirement Plan year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      To Our Stockholders:

      The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all employees working toward common objectives. The Company seeks to achieve these objectives through teamwork that is focused on meeting the expectations of its customers (students and their employers) and its stockholders.

      The Compensation Committee has the responsibility, with respect to the Company’s executive officers, to implement that philosophy in a manner that will align executive compensation with the business objectives and performance of the Company and will also enable the Company to attract, retain and motivate executive officers to ensure its long-term success. To that end, the Committee evaluates the performance of the Chairman and Chief Executive Officer (“CEO”) and of the President and Chief Operating Officer (“COO”), reviews with senior management the performance of executive officers generally and, respectively, reviews or determines recommendations for their compensation levels in terms of salaries, bonuses and related benefits.

      Under the current program, there are three components to the compensation of executive officers: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive, including the CEO and the COO, in establishing the elements of executive compensation. The current compensation of the CEO and the COO (who are deemed jointly and equally responsible for the success of the Company and are therefore compensated equally), as well as the compensation of all other executives, reflects another year of excellent Company results. In fiscal year 2002, DeVry’s tuition revenues increased by 14.1%, its net income by 16.1% and its earnings per share by 15.9% over the previous year.

Salary

      In its annual review of the salaries of each of the Company’s executives, the Compensation Committee considers, among other factors, the responsibilities and individual performance (both in the current year and over time) of the executive, the Company’s performance and the performance of the executive’s business unit. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered.

      With respect to the CEO and the COO, the Committee’s policy is to provide total cash compensation that represents salary reasonable in amount and additional compensation determined by stockholder returns.

      To that end, the Compensation Committee’s practice is to limit CEO and COO salary increases to the percentage established by the Company as the pool amount for salary increases for all employees (from 4%

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to 4½% in recent years, and 4% for fiscal year 2002). As a result, the salary portion of their total compensation is approximately 35%-45%, retaining annual incentive compensation, with its focus on long-term growth in earnings per share, as the primary compensation vehicle.

Annual Incentive Compensation

      Annual incentive compensation for executive officers other than the CEO and the COO consists of discretionary cash bonuses awarded annually to executives (and certain other management employees) based on the achievement of certain Company targets and personal objectives. These bonuses are the primary vehicle for recognizing and rewarding accomplishments in a given year. The specific bonus an executive receives is dependent on individual performance and level of responsibility.

      The Compensation Committee has adopted the premise that long-term growth in earnings is the single best proxy for stockholder interests. The annual incentive compensation program for the CEO and the COO, which is based primarily on a growth in earnings per share bonus program, has been designed to that end. For fiscal year 2002 under the program, the Company’s growth in earnings per share over the most recent five years determined approximately two-thirds of the bonus amount, and current year growth in earnings per share determined approximately one-third. The Committee has, however, reserved the right to recognize or provide additional objectives for the Company and tie other cash awards to the achievement of those objectives and recommend approval of such to the Board of Directors. The Company’s steady and substantial growth in earnings per share under the leadership of the CEO and the COO (more than 20% per year from 1993 to 2001, and approximately 16% in 2002) has resulted in substantial growth in their compensation, which the Committee believes is appropriate and in keeping with the total compensation paid by comparable companies of similar size.

Long-term Incentive Compensation

      Stock options are used as the primary long-term incentive vehicle. Options provide executives and other key employees with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation in value of its Common Stock. To assure that the value of every stockholder’s interest must appreciate before the option holder receives any benefit from the option, options have been granted at no less than the fair market value of the Company’s Common Stock on the date of grant. Additionally, options are generally granted with a 5-year vesting period and a 10-year exercise period so as to encourage executives and others to take a longer-term view of their individual contributions to the Company. The Compensation Committee believes that stock options are an important tool to align the interests of management and stockholders. The CEO, the COO, the three other named executive officers and certain other executive officers were among the 330 Company employees granted stock options based on their superior performance during fiscal year 2002.

      Deferred Compensation Plan. In August 1999, the Committee approved another component of DeVry’s executive compensation program, the DeVry Inc. Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan is a voluntary, non-tax qualified, deferred compensation plan available to executive officers and certain other members of DeVry management, and enables such individuals to save for retirement by deferring a portion of their current compensation. Under the Deferred Plan, participants are entitled to defer compensation until termination of service with DeVry or other specified dates. Participants may elect to have their deferred amounts credited with earnings based on various investment choices made available by the Committee for this purpose. Also, Participants’ dependents are eligible to receive a pre-retirement death benefit. The purpose of this Deferred Plan is to encourage participants to remain in the service of DeVry as benefits of the Deferred Plan increase over time.

      The salary, annual incentive compensation and long-term incentive compensation paid by the Company to the CEO, the COO and the three other named executive officers of the Company in fiscal 2002 is set forth on page 7. The Compensation Committee believes that the executive officers of the Company continue to be

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dedicated to increasing stockholder value and that the Committee’s compensation policies contribute to this focus.

      The Compensation Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code relating to the deductibility of compensation paid to the executive officers named in the Summary Compensation Table will limit the deductibility of such compensation expected to be paid by the Company. Although the Board of Directors currently intends for all compensation to be tax deductible to the Company, the Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

      This Compensation Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

COMPENSATION COMMITTEE Thurston E. Manning, Chairman Robert E. King Frederick A. Krehbiel Hugo J. Melvoin

CERTAIN TRANSACTIONS

      For fiscal year 2002 the Company paid The Revere Group, an information systems consulting organization, $3.54 million for consulting services. Robert C. McCormack, one of the Company’s Directors, is also a director of The Revere Group, and Trident Capital, Inc., of which Mr. McCormack is a founding partner, is an investor in The Revere Group.

      During the same fiscal year, DeVry paid McGraw Hill Education $1.56 million for college textbooks and other educational materials. Julie A. McGee, a Company Director, is President, Basal and Test Publishing, McGraw Hill Education.

      Management believes that these transactions and any relationships during fiscal 2002 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

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Performance Graph

      The following graph and chart compare the total cumulative return (assuming dividend reinvestment) on the Company’s Common Stock during the period from June 30, 1997 through June 30, 2002 with the cumulative return on the NYSE Stock Market Index (U.S. Companies), and an industry group index.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE JUNE 30, 1997
AMONG DEVRY INC., NYSE MARKET INDEX,
AND INDUSTRY GROUP INDEX

	June 30
	1997	1998	1999	2000	2001	2002
DeVry Inc.	100.0	162.5	165.7	195.8	267.6	169.2
NYSE Market Index — U.S. Companies	100.0	130.7	158.2	162.2	148.8	118.5
Industry Group Index — Current	100.0	120.6	97.9	99.9	187.8	237.2

      Data for this graph was prepared by Zacks Investment Research.

      Assumes $100 was invested on June 30, 1997 in DeVry Inc. Common Stock, the NYSE Stock Market Index (U.S. Companies) and the Industry Group (1), and that all dividends were reinvested.

(1)

The Industry Group consists of the following companies selected on the basis of the similarity in the nature of their business: Apollo Group, Inc., Apollo Group, Inc. — University of Phoenix, Argosy Education Group, Inc., Career Education Corp., Computer Learning Centers, Inc., Corinthian Colleges, Inc., Education Management Corp., ITT Educational Services, Inc., Learning Tree International, Inc., Strayer Education, Inc., Sylvan Learning Systems, Inc., TesseracT Group, Inc. and Whitman Education Group, Inc. The Company believes that, including itself, these companies represent the majority of the market value of publicly traded companies whose primary business is education.

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AUDIT COMMITTEE REPORT

      The Audit Committee of DeVry Inc. consists of four independent directors and operates under a written charter adopted by the Board of Directors and included as Exhibit C to the Company’s 2001 proxy statement. The Charter will be revised to conform to new NYSE listing standards and Securities and Exchange Commission’s implementing regulations.

      Management is responsible for the Company’s internal controls and the financial reporting process from which it prepares the financial statements. The Company’s independent public accountants are responsible for performing an independent audit of the annual financial statements of the Company and to express an opinion on those statements. The Audit Committee monitors the Company’s financial reporting processes, including its internal control systems.

      The principal duties of the Audit Committee include recommending to the Board of Directors the appointment of the Company’s independent public accountants, subject to ratification by the stockholders; discussing with the independent public accountants the independent accountant’s independence; monitoring the scope, approach and results of the annual audits; reviewing and discussing the annual audited and quarterly unaudited financial statements with management and the independent public accountants; and discussing with management and the independent public accountants the Company’s internal control systems.

      With respect to the Company’s audited financial statements for the fiscal year ended June 20, 2002,

      The Audit Committee has reviewed and discussed with management, the audited financial statements.

      The Audit Committee has met with PricewaterhouseCoopers LLP, the Company’s independent public accountants, and discussed the matters required by Statement of Auditing Standards No. 61, “Communication with Audit Committees.”

      In reliance upon the Audit Committee’s reviews and discussions with both management and PricewaterhouseCoopers referred to above, management’s representations and the report of PricewaterhouseCoopers on the Company’s audited financial statements, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2002 be included in the Company’s annual report on Form 10-K to be filed with the Securities and Exchange Commission.

      In addition, the Audit Committee has recommended to the Board of Directors, subject to stockholder ratification, that PricewaterhouseCoopers be retained as the Company’s independent public accountants for the coming year.

Charles A. Bowsher (Chair) Ewen M. Akin David S. Brown Julie A. McGee
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Audit Fees

      The Company has engaged PricewaterhouseCoopers LLP (“PWC”) as its independent public accountants for the fiscal year ended June 30, 2002. In addition to engaging PWC to audit its consolidated financial statements for that year, the Company has engaged PWC to provide various other services of a financial nature — e.g., student financial aid program compliance auditing — and of a non-financial nature — e.g., operational internal audit reviews. Effective with the start of fiscal year 2003, the Company has engaged a different independent public accountant to perform the operational internal audit reviews.

      The Company also engages other professional advisory and consulting service providers where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include, from time to time, legal, human resources, information technology, employee benefits and others as may be needed.

      The aggregate fees billed by PWC for audit and professional services related to the Company’s fiscal year ended June 30, 2002, were as follows:

	Fees Already Billed	Total Fees to be Billed

Audit Fees	$186,000	$ 361,000
Financial Information System Fees	0	0
All Other Fees
Compliance Audits	200,000	730,000
Canadian Financial Audit	0	93,000
All Other	149,000	149,000

Total	$535,000	$1,333,000

      Audit Fees — Includes the aggregate amount of fees billed or to be billed by PWC for services rendered in the audit of the Company’s financial statements for the fiscal year ended June 30, 2002, and reviews of the Company’s interim financial statements as included in the Company’s Form 10-Q’s as filed with the Securities and Exchange Commission.

      Financial Information Systems Design and Implementation Fees — PWC has not rendered any professional services with respect to the Company’s financial information systems. Therefore, there were no fees billed or to be billed by PWC for services related to the Company’s financial information system design and implementation during the fiscal year ended June 30, 2002.

All Other Fees — In addition to the fees described above, the “All Other Fees” category includes the following components:

      The aggregate amount of fees billed or to be billed by PWC for services rendered in connection with required annual audits of the Company’s compliance, in the U.S. and Canada, with the rules and procedures promulgated for the administration of student financial aid programs. These audit related services rely upon and incorporate information from the Company’s administrative and financial systems and statements and the Company believes that such audits could not be as efficiently performed by another auditor.

      The aggregate amount of fees billed or to be billed by PWC for services rendered in connection with the separate financial audit of the Company’s Canadian subsidiary. This audit-related service is required by the Ontario Ministry of Education in connection with student participation in financial aid programs at the Company’s Toronto-area campuses.

      The aggregate amount of fees billed or to be billed by PWC for other services such as tax consulting and operational internal audit reviews. Tax consulting includes services related to tax accounting, tax planning and tax compliance. The operational internal audit reviews were unrelated to the internal accounting controls, financial systems or financial statements of the Company. The Company acknowledges its responsibility for maintaining a system of internal controls and has

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designated a member of senior management to be responsible for the oversight of this internal audit function. The Company also determined the scope and frequency of these operational internal audit reviews. Effective with the start of fiscal year 2003, the Company has engaged a different independent public accountant to perform the operational internal audit reviews.

      The Company’s Audit Committee is kept apprised of non-audit services performed by PWC and has considered such services in discussing with the independent public accountants whether the services rendered are compatible with the auditor’s independence.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of its Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, as independent public accountants for the Company and its subsidiaries for fiscal year 2003. The Board of Directors recommends to the stockholders that the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent public accountants will be reconsidered by the Audit Committee and the Board of Directors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from stockholders.

      The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company.

STOCKHOLDER PROPOSALS — 2003 ANNUAL MEETING

      Stockholder proposals intended to be presented at the 2003 Annual Meeting must be received by the Company no later than June 4, 2003, to be eligible for inclusion in the Proxy Statement and form of proxy for the meeting. If a stockholder notifies the Company after August 20, 2003 of an intent to present a proposal at the 2003 annual meeting of stockholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information about such proposal in its proxy materials.

OTHER BUSINESS

      The Board of Directors is aware of no other matter that will be presented for action at this meeting. If any other matter requiring a vote of the stockholders properly comes before the meeting, the Proxy Committee will vote and act according to their best judgment.

By Order of the Board of Directors Marilynn J. Cason Secretary
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DeVry Inc.
ONE TOWER LANE
SUITE 1000
OAKBROOK TERRACE, IL 60181

*HOUSEHOLDING ELECTION (HH)

Mark “FOR” to enroll this account to receive certain future security holder documents in a single package per household. Mark “AGAINST” if you do not want to participate. See enclosed notice.

To change your election in the future, call 1-800-542-1061.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to DeVry Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DEVRYP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DeVry Inc.

1. Election of Directors: Nominees: Class II (2005) — 01-David S. Brown, 02-Dennis J. Keller and 03-Frederick A. Krehbiel.	For All / /	Withhold All / /	For All Except / /	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Vote On Proposal 2. Ratification of selection of PricewaterhouseCoopers LLP as Independent Public Accountants.	For / /	Against / /	Abstain / /

Please date and sign below exactly as your name(s) appears hereon. Joint owners should all sign. When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity.

If you plan to attend the meeting, please check the box to the right.	/ /
For comments, please check this box and write them on the back where indicated.	/ /
*HOUSEHOLDING ELECTION (HH)	For / /	Against / /
Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

DeVry Inc. ONE TOWER LANE SUITE 1000 OAKBROOK TERRACE, IL 60181

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to DeVry Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DEVRYN	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DeVry Inc.

1. Election of Directors: Nominees: Class II (2005) — 01-David S. Brown, 02-Dennis J. Keller and 03-Frederick A. Krehbiel.	For All / /	Withhold All / /	For All Except / /	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Vote On Proposal 2. Ratification of selection of PricewaterhouseCoopers LLP as Independent Public Accountants.	For / /	Against / /	Abstain / /

Please date and sign below exactly as your name(s) appears hereon. Joint owners should all sign. When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity.

If you plan to attend the meeting, please check the box to the right.	/ /
For comments, please check this box and write them on the back where indicated.	/ /
Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROXY	DeVry Inc. This Proxy is solicited on behalf of the Board of Directors.	PROXY

The undersigned hereby appoints Marilyn J. Cason and Norman M. Levine as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of DeVry Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, November 12, 2002 at 10:30 a.m. Central Standard Time at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, and all adjournments thereof.

The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted FOR Proposals 1 and 2.

The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

Comments:

(If you noted any comments above, please check the corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on reverse side.)